                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement           / /  CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED BY
                                                RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            THE TRANZONIC COMPANIES
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     XXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
               Not Applicable

     (2) Aggregate number of securities to which transaction applies:
               Not Applicable

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               Not Applicable

     (4) Proposed maximum aggregate value of transaction:
               Not Applicable

     (5) Total fee paid:
               Not Applicable

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
               Not Applicable

     (2) Form, Schedule or Registration Statement No.:
               Not Applicable

     (3) Filing Party:
               Not Applicable

     (4) Date Filed:
               Not Applicable

                            THE TRANZONIC COMPANIES
                            30195 CHAGRIN BOULEVARD
                            PEPPER PIKE, OHIO 44124

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     Notice is hereby given that the Annual Meeting of Shareholders of The Tranzonic Companies will be held at the Cleveland Marriott East, 3663 Park East Drive, Beachwood, Ohio, on Monday, June 12, 1995, at 10:30 A.M., local time, for the purpose of considering and acting upon:

     1. The election of three Class I Directors;

     2. The selection of independent auditors for the fiscal year ending February 29, 1996; and

     3. The transaction of any other business which properly may come before the meeting and any adjournments thereof.

     Holders of Class A Common Shares and Class B Common Shares of The Tranzonic Companies of record at the close of business on April 28, 1995 are entitled to vote at the Annual Meeting and any adjournments thereof.

                                            By order of the Board of Directors

                                                      JAMES H. BERICK
                                                         Secretary

Cleveland, Ohio
May 12, 1995

***************************************************************************
*                                                                         *
*  SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE      *
*  ENCLOSED PROXY(IES) IN THE ENVELOPE PROVIDED WHICH REQUIRES NO         *
*  POSTAGE IF MAILED IN THE UNITED STATES. IF YOU HOLD CLASS A COMMON     *
*  SHARES AND CLASS B COMMON SHARES, PLEASE RETURN BOTH PROXIES.          *
*                                                                         *
***************************************************************************

                                                                    May 12, 1995

                            THE TRANZONIC COMPANIES
                            30195 CHAGRIN BOULEVARD
                            PEPPER PIKE, OHIO 44124

                                PROXY STATEMENT

     The accompanying proxies are solicited by the Board of Directors of the Corporation for use at the Annual Meeting of Shareholders to be held on June 12, 1995 and any adjournments thereof.

     Holders of Class A Common Shares and Class B Common Shares of record at the close of business on April 28, 1995 (the record date) will be entitled to vote at the Annual Meeting. At that date the Corporation had issued and outstanding 2,185,223 Class A Common Shares without par value and 1,306,765 Class B Common Shares without par value. Only Class A Common Shares are entitled to vote in the election of the Corporation's Class I Directors, as described below. Except as hereinafter described in respect of the election of Directors, (i) each Class A Common Share is entitled to one vote on all matters properly coming before the Annual Meeting, and each Class B Common Share is entitled to one-tenth (1/10th) of one vote on all matters properly coming before the Annual Meeting, (ii) Class A Common Shares and Class B Common Shares shall vote together as a single class on all matters properly coming before the Annual Meeting, and (iii) an aggregate of at least 1,745,995 Class A Common Shares and Class B Common Shares must be represented at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.

     This Proxy Statement and the accompanying form of proxy were first mailed to Shareholders on May 12, 1995.

                             ELECTION OF DIRECTORS

     The Corporation's Board of Directors currently consists of nine (9) persons, divided into three classes (Classes I, II and III) consisting of three Directors each. Only Class A Common Shares are entitled to vote for Directors in Classes I and III and only Class B Common Shares are entitled to vote for Directors in Class II.

     At this Annual Meeting, Class I Directors are to be elected for a term expiring at the 1998 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. The Board of Directors has designated the three (3) persons first named in the table below as nominees for Director for such term. Each of the nominees presently is a Director.

     Pursuant to the Articles of Incorporation of the Corporation, as amended, and in accordance with the procedures established by the American Stock Exchange, the holders of Class A Common Shares are entitled to vote separately as a class for the election of three Class I Directors. At least 1,092,612 Class A Common Shares of the Corporation must be represented at the meeting in person or by proxy in order to constitute a quorum for the election of such Directors. The holders of Class B Common Shares are not entitled to vote in the election of Class I Directors.

     Unless a holder of Class A Common Shares requests that voting of his or her proxy be withheld for the nominees for election as Class I Directors in accordance with the instructions set forth on such proxy, it presently is intended that Class A Common Shares represented by proxies solicited hereby will be voted for the election as Class I Directors of the nominees designated by the Board of Directors. All nominees have consented to being named in this Proxy Statement and to serve if elected. Should any nominee subsequently decline or be unable to accept such nomination or to serve as a Director, an event which the Board of Directors does not now expect, the persons voting the Class A Common Shares represented by proxies solicited hereby may either vote such shares for a substitute nominee for such class or for a reduced number of nominees, as they may deem advisable.

     In the event holders of Class A Common Shares shall have the right to cumulate their voting power for the election of Directors (see CUMULATIVE VOTING), the persons voting the Class A Common Shares represented by proxies solicited hereby shall have the right to cumulate such voting power as they possess and to distribute their votes among the three nominees designated for election by the holders of Class A Common Shares, as they see fit. Cumulative voting permits a holder of Class A Common Shares to give one nominee a number of votes equal to the number of Directors to be elected by the holders of Class A Common Shares multiplied by the number of Shares the Shareholder may vote, or a holder of Class A Common Shares may distribute votes on the same principle among two or three nominees.

     The information concerning the nominees set forth in the following table is based in part on information received from the respective nominees and in part on the Corporation's records:

                                                              PRINCIPAL OCCUPATION                     FIRST
     NAME OF NOMINEE             AGE AS OF                   DURING PAST FIVE YEARS                   BECAME
       OR DIRECTOR            APRIL 28, 1995              AND OTHER DIRECTORSHIPS HELD               DIRECTOR
- - - - - - -------------------------    -----------------     -------------------------------------------    ---------------

NOMINEES TO SERVE UNTIL 1998 ANNUAL MEETING OF SHAREHOLDERS (CLASS I)

James H. Berick+ ++                  62            Chairman of Berick, Pearlman & Mills Co.,           1970
                                                   L.P.A., Cleveland, Ohio (attorneys) and
                                                   Secretary of the Corporation. Also, Presi-
                                                   dent and Treasurer of Realty ReFund Trust
                                                   (real estate investment trust) and Presi-
                                                   dent and Treasurer of Mid-America ReaFund
                                                   Advisors, Inc. (its advisor) since January,
                                                   1990. Mr. Berick is a Director of MBNA
                                                   Corporation and A. Schulman, Inc. and a
                                                   Trustee of The Town and Country Trust and
                                                   Realty ReFund Trust.

Robert S. Reitman*()                 61            Chief Executive Officer, Chairman of the            1960
                                                   Board of Directors and President of the
                                                   Corporation.

Sylvia K. Reitman                    57            Investor, Cleveland, Ohio.                          1989

DIRECTORS CONTINUING IN OFFICE UNTIL 1997 ANNUAL MEETING OF SHAREHOLDERS (CLASS III)

David J. Golden*()                   62            Senior Vice President of the Corporation.           1958

Morton L. Reitman*()                 58            Executive Vice President of the Corpora-            1973
                                                   tion.

James C. Spira                       52            Group Vice President of the Corpo-                  1991
                                                   ration since December, 1991. Previously,
                                                   President and Chief Executive Officer of
                                                   Cleveland Consulting Associates, Inc.
                                                   (operations management consultants).

                                                              PRINCIPAL OCCUPATION                     FIRST
     NAME OF NOMINEE             AGE AS OF                   DURING PAST FIVE YEARS                   BECAME
       OR DIRECTOR            APRIL 28, 1995              AND OTHER DIRECTORSHIPS HELD               DIRECTOR
- - - - - - -------------------------    -----------------     -------------------------------------------    ---------------
DIRECTORS CONTINUING IN OFFICE UNTIL 1996 ANNUAL MEETING OF SHAREHOLDERS (CLASS II)

Joseph A. Campanella+ ++             52            Executive Vice President of Star Banc Cor-          1979
                                                   poration (bank holding company) since 1991.
                                                   Previously, President of Star Bank, N.A.,
                                                   Cleveland from 1988 until 1991.

Thomas S. Robertson+ ++              52            Sainsbury Professor of Marketing, London            1989
                                                   Business School since 1994. Prior thereto,
                                                   Chairperson of the Department of Market-
                                                   ing, The Wharton School, University of
                                                   Pennsylvania, from 1988 until 1994.

Steven W. Percy+ ++                  48            President of BP Oil Company and Executive           1994
                                                   Vice President of BP America Inc. since
                                                   1992. Previously, Chief Executive Officer
                                                   of BP Finance International (a division of
                                                   BP International Ltd.), and Group Treasurer
                                                   of The British Petroleum Company, p.l.c.,
                                                   from 1989 until 1992.

- - - - - - ---------------

+ Member of the Compensation Committee.

++ Member of the Audit Committee.

* Member of the Executive Committee.

() Member of the Pension Committee.

     The functions performed by the Audit Committee of the Board of Directors include: (i) recommending to the Board of Directors the appointment of a firm of independent auditors to examine the books and accounts of the Corporation and its subsidiaries; (ii) reviewing with the independent auditors the scope of their work; (iii) reviewing with the Corporation's management matters related to the examination and to the Corporation's accounting procedures; (iv) reviewing with the independent auditors compliance with the record keeping and internal control requirements of the Foreign Corrupt Practices Act of 1977; (v) reviewing with the independent auditors and approving each non-audit service performed or proposed to be performed by the independent auditors, as well as the relationship of audit to non-audit fees; and (vi) considering the effect of the various non-audit services upon the independence of the auditors. The Audit Committee held two meetings during the year ended February 28, 1995.

     The functions performed by the Compensation Committee of the Board of Directors include making recommendations to the Board of Directors concerning compensation policies, salaries and other forms of compensation for management and other employees of the Corporation and its subsidiaries. The Compensation Committee held two meetings during the year ended February 28, 1995.

     The Board of Directors does not have a Nominating Committee.

     The Board of Directors held four meetings during the year ended February 28, 1995. All incumbent Directors attended at least seventy-five percent of all of the meetings of the Directors and any committees thereof on which they served during the year.

CERTAIN RELATIONSHIPS; COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION

     David J. Golden and Sylvia K. Reitman are brother and sister. Sylvia K. Reitman is the wife of Robert S. Reitman. Robert S. Reitman and Morton L. Reitman are brothers. Alayne L. Reitman, Vice President -- Finance and Treasurer of the Corporation, is the daughter of Robert S. Reitman and Sylvia K. Reitman.

     James H. Berick, Secretary and Director, is Chairman of the law firm Berick, Pearlman & Mills Co., L.P.A., which is retained by the Corporation as legal counsel.

COMPENSATION OF DIRECTORS

     Each Director who is not an employee of the Corporation receives an annual Director's fee of $12,000, plus $750 for attendance at each meeting of the Board or any Committee. In addition, if such a Director elects to have his compensation deferred and invested in Class B Common Shares pursuant to the Corporation's Deferred Compensation Plan for Non-Employee Directors, then each such Director receives, in Class B Common Shares, an additional amount equal to 25% of the amount so deferred and invested.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Corporation's compensation program is administered by the Compensation Committee, which consists exclusively of non-employee Directors. This compensation program is designed and administered to align the interests of the Corporation's executive officers and its other key employees with that of the Corporation's Shareholders, to link compensation to the performance of the Corporation as well as to individual contributions and to provide compensation at a level which is competitive in the marketplace so that the Corporation can continue to attract, motivate, and retain qualified management.

     The Corporation's compensation program for its executive officers (including the named executive officers) and certain other key employees consists of an annual salary, bonus (in some instances) and a long-term incentive represented by stock options and, in some instances, deferred compensation. The policies in respect of each of these elements, as well as the basis for determining the compensation of the Chairman of the Board and Chief Executive Officer, Mr. Robert S. Reitman (the "CEO"), are described below.

     The Compensation Committee establishes annual salaries to be competitive with the marketplace and to reflect the varying levels of responsibilities of the CEO and the other executive officers. Such salaries are based, in part, on information provided to the Corporation by independent compensation consultants.

     The services of independent compensation consultants also are used by the Corporation in respect of surveying compensation levels and trends in industry generally and in respect of structuring the bonus component of the compensation of the CEO and the other executive officers. For the Corporation's executive officers, annual bonuses are based upon an evaluation of their respective division's actual performance against its business plan. Assuming that performance levels are achieved, the bonus paid is a predetermined percentage of the division's pretax profits. In the event that predetermined standards are not achieved, bonuses are subject to reduction. In addition to earnings performance, the Compensation Committee evaluates other managerial achievements of the Corporation's executive officers as a component of bonus awards.

     The Compensation Committee determines the annual bonus of the CEO based upon the Corporation's sales, pretax income and return on investment (collectively, the "Corporation Components") as well as upon a subjective factor designed to reward individual performance independent of the Corporation Components. The CEO's bonus is determined in part based upon the Corporation's attaining certain threshold, target and maximum Corporation Component levels, which levels are established based upon a Board-approved business plan for the Corporation. The CEO's fiscal 1995 bonus was determined by weighting the Corporation Components as follows: 45% of his 1995 bonus was based upon the levels of Corporation Components achieved (each bearing equal weight) and 55% was determined subjectively based upon the CEO's overall contributions to the Corporation.

     Stock options are awarded to the Corporation's executive officers in accordance with plans approved by the Shareholders. During the fiscal year ended February 28, 1995, options were available for grant only under the Corporation's 1995 Incentive Stock Option Plan (The "1995 Plan"). Subject to certain limitations and based upon management input, the Compensation Committee determines the persons to whom options will be granted and the numbers of shares to be represented by such options. In general, the Compensation Committee has awarded options based upon the individual's position with the Corporation and potential contribution to corporate profitability. The 1995 Plan provides for the granting of incentive stock options for Class B Common Shares, the option price of which may not be less than 100% of the fair market value of such shares on the date of grant. However, in the case of an optionee who owns or is deemed to own shares of the Corporation representing more than 10% of the total voting power of all classes of the Corporation's shares at the time an option is granted (currently the CEO and two other executive officers), the option price may not be less than 110% of the fair market value of such shares on the date of grant. During the fiscal year ended February 28, 1995, stock options were granted under the 1995 Plan to the named executive officers in amounts indicated later in this Proxy Statement. It is the intention of the Compensation Committee that such grants constitute an additional tie between the Corporation's performance and executive compensation while further aligning the common long-term interests of the Corporation's executive officers and its Shareholders.

     Stock options also have been granted to two executive officers pursuant to their employment agreements with the Corporation. Such options were designed to tie the interests of such executive officers, as new employees of the Corporation, to the interest of the Corporation's Shareholders and to retain those executive officers by linking the exercisability of their options to their continued employment with the Corporation.

     In addition, the Corporation has adopted for many of its employees various benefit plans in which the executive officers are permitted to participate, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans.

                                       The Compensation Committee:

                                       James H. Berick, Chairman
                                       Joseph A. Campanella
                                       Thomas S. Robertson
                                       Steven W. Percy

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation paid by the Corporation or its subsidiaries during the Corporation's last three fiscal years to the Corporation's Chief Executive Officer and each of the four most highly compensated executive officers (as measured by salary and bonus) whose aggregate salary and bonus during the fiscal year ended February 28, 1995, exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG
                                                                                       TERM
                                                                                     COMPEN-
                                                    ANNUAL COMPENSATION               SATION
                                           -------------------------------------     --------
                                                                         OTHER
                                                                        ANNUAL        AWARDS      ALL OTHER
                                                                        COMPEN-      --------      COMPEN-
           NAME AND             FISCAL     SALARY(1)       BONUS       SATION(2)     OPTIONS       SATION
      PRINCIPAL POSITION         YEAR         ($)           ($)           ($)          (#)           ($)
- - - - - - ------------------------------  -------    ---------     ---------     ---------     --------     ---------
Robert S. Reitman,               1995       407,819        192,531       23,618        2,500       133,312(3)
  Chief Executive Officer,       1994       388,419        100,000           --        9,500       114,090
  Chairman of the Board of       1993       368,977        120,000      409,946        4,000        96,268
  Directors and President

Morton L. Reitman,               1995       298,893        122,800           --        2,400        26,115(3)
  Executive Vice President       1994       276,677         55,000           --        2,600        24,645(3)
                                 1993       262,985         98,000           --        2,000        21,353

Richard J. Sims,                 1995       200,712         88,060           --        2,000         3,967(3)
  Vice President                 1994       185,654         70,480           --        2,000         5,051
                                 1993       111,058         30,000           --       32,000         1,804

James C. Spira,                  1995       261,619             --           --        2,200         5,352(3)
  Group Vice President           1994       248,968             --           --        2,400         7,176
                                 1993       240,000             --           --           --         1,960

Dennis H. Kelly,                 1995       117,415         59,430           --        1,000         3,595(3)
  Vice President                 1994       109,904         33,110           --        1,000         3,038
                                 1993       104,827         20,000           --        1,500         3,025
- - - - - - ---------------

(1) Includes amounts deferred pursuant to the Corporation's Salary Savings and Profit Sharing Plan (the "Defined Contribution Plan"), a defined contribution plan under Section 401(k) of the Internal Revenue Code.

(2) Except as otherwise noted, includes the net value (market value less exercise price) realized in respect of Class A Common Shares and/or Class B Common Shares purchased from the Corporation pursuant to exercise of stock options.

(3) Includes (a) Corporation payments of premiums for long-term disability insurance: Messrs. Robert S. Reitman, Morton L. Reitman and James C. Spira $780 each; Mr. Sims $768; and Mr. Kelly $457, (b) Corporation contributions under the Defined Contribution Plan: Mr. Robert S. Reitman $3,215; Mr. Morton L. Reitman $3,195; Mr. Spira $3,192; Mr. Sims $3,199; and Mr. Kelly $3,143, (c) Corporation payments of premiums for life insurance: Mr. Robert
    S. Reitman $27,425; and Mr. Morton L. Reitman $5,700, (d) amounts accrued under deferred compensation agreements: Mr. Robert S. Reitman $100,512; and Mr. Morton L. Reitman $16,440, and (e) Corporation payments of parking fees:
    Mr. Robert S. Reitman and James C. Spira $1,380 each.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options during fiscal year 1995 to the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                             INDIVIDUAL GRANTS                            POTENTIAL
                           ------------------------------------------------------    REALIZABLE VALUE AT
                                           % OF TOTAL                                  ASSUMED ANNUAL
                                             OPTIONS                                   RATES OF STOCK
                                           GRANTED TO       EXERCISE                 PRICE APPRECIATION
                            OPTIONS       EMPLOYEES IN      OR BASE       EXPIR-     FOR OPTION TERM(3)
                           GRANTED(1)        FISCAL          PRICE        ATION      -------------------
         NAME                 (#)            YEAR(2)         ($/SH)        DATE        5%          10%
- - - - - - -----------------------    ----------     -------------     --------     --------    -------     -------
Robert S. Reitman             2,500            6.95%         $13.06       2/28/99    $ 9,025     $19,925
Morton L. Reitman             2,400            6.67%         $11.88       2/28/04    $17,928     $45,432
James C. Spira                2,200            6.11%         $11.88       2/28/04    $16,434     $41,646
Richard J. Sims               2,000            5.56%         $11.88       2/28/04    $14,940     $37,860
Dennis H. Kelly               1,000            2.78%         $11.88       2/28/04    $ 7,470     $18,930

- - - - - - ---------------
(1) All options are for Class B Common Shares and were granted pursuant to the Corporation's 1995 Incentive Stock Option Plan. Such options become exercisable on March 1, 1997.

(2) Based upon an aggregate of 35,950 options granted to all employees in 1995.

(3) The potential realizable values illustrated at 5% and 10% compound annual appreciation assume that the price of the Corporation's Class B Common Shares increases from $11.88 per share to $19.35 and $30.81 per share, respectively, over the 10-year term of the options which were granted to all named executive officers other than Robert S. Reitman. If those named executive officers realize those values, the Corporation's Shareholders will realize aggregate appreciation in the price of the 1,306,765 Class B Common Shares of the Corporation outstanding of approximately $9,761,535 or $24,737,061, respectively, over the same period.

     The following table contains information concerning stock option exercises during fiscal year 1995 by the named executive officers and the value of their unexercised options at February 28, 1995.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                        YEAR AND FISCAL YEAR-END VALUES

                                                                 NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED
                                                                   OPTIONS AT FISCAL         IN-THE-MONEY OPTIONS
                                                                      YEAR-END (#)          AT FISCAL YEAR-END ($)
                                                                 ----------------------     ----------------------
                         SHARES ACQUIRED      VALUE REALIZED          EXERCISABLE/               EXERCISABLE/
        NAME             ON EXERCISE (#)           ($)               UNEXERCISABLE              UNEXERCISABLE
- - - - - - ---------------------    ----------------    ----------------    ----------------------     ----------------------
Robert S. Reitman        Class B: 10,600     Class B: 23,618     Class B: 0/16,000          Class B: 0/12,789
Morton L. Reitman              None                None          Class A: 9,300/0           Class A: 96,252/0
                                                                 Class B: 12,950/7,000      Class B: 77,877/11,662
James C. Spira                 None                None          Class B: 34,000/40,600     Class B: 25,500/37,713
Richard J. Sims                None                None          Class B: 0/36,000          Class B: 0/30,992
Dennis H. Kelly                None                None          Class B: 5,700/3,500       Class B: 21,238/4,745

PERFORMANCE GRAPH

     The following graph compares total Shareholder returns in respect of the Corporation's Class A Common Shares ("TNZA") and Class B Common Shares ("TNZB") over the last five fiscal years to the American Stock Exchange Index ("AMEX") and the American Stock Exchange Consumer Goods Index ("AMEX Consumer Goods"). Total return values for AMEX, AMEX Consumer Goods, TNZA and TNZB were calculated based upon market weighting at the beginning of the period and include reinvestment of dividends. The Shareholder returns shown on the graph below are not necessarily indicative of future performance.

     The following graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this information by reference and otherwise shall not be deemed filed under such Acts.

                                                              DOLLARS
      Measurement Period                                                           AMEX Con-
    (Fiscal Year Covered)            TNZA            TNZB            AMEX         sumer Goods
2/28/90                              100             100             100             100
2/28/91                               69              65              98             108
2/29/92                              132             110             118             168
2/28/93                              120             119             115             170
2/28/94                               90              91             134             199
2/28/95                              119             125             128             188

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     In 1990, the Corporation entered into employment agreements with Robert S. Reitman and Morton L. Reitman. Robert S. Reitman's employment agreement, which expires in June 1996, provides for an annual salary of $340,000, which salary may be reviewed periodically by the Compensation Committee to determine if the same should be increased. Robert S. Reitman's employment agreement also provides for payment to Mr. Reitman of an annual incentive based upon certain performance criteria, the maximum of which amount shall be not less than $160,000, and for certain disability benefits.

     Morton L. Reitman's employment agreement with the Corporation, which expires in June 1996, provides for an annual salary of $242,000, which salary may be reviewed periodically by the Compensation Committee to determine if the same should be increased, and for certain disability benefits. Morton L. Reitman also has a consultant agreement with the Corporation providing for payment to Mr. Reitman for consulting services in the amount of $72,000 per year, for a term of three years commencing upon the termination of his employment.

     In 1991, the Corporation entered into an employment agreement with James C. Spira. Mr. Spira's employment agreement, which expires in February 1996, provides for an annual salary of $240,000, which salary may be reviewed periodically by the Compensation Committee to determine if the same should be increased, and for certain disability benefits. In addition, pursuant to Mr. Spira's employment agreement, the Corporation granted to Mr. Spira options to purchase 70,000 Class B Common Shares of the Corporation, the exercise price of which options is $14.50, the fair market value of such shares on the date of the grant. The options become exercisable (so long as Mr. Spira shall be a full-time employee of the Corporation on such date) as follows: 15,000 options on February 28, 1993; 10,000 options on February 28, 1994; 9,000 options on February 28, 1995; 9,000 options on February 29, 1996; 9,000 options on February 28, 1997; 9,000 options on February 28, 1998; and 9,000 options on February 28, 1999.

     Mr. Spira may exercise such options during a period of five years from and after the date on which the last options become exercisable. In the event of the termination of employment by Mr. Spira for any reason, any options to which Mr. Spira shall have become entitled to purchase as of the date of such termination expire 90 days after such date if the same are not purchased. However, in the event that Mr. Spira's employment is terminated without cause, Mr. Spira has the right to purchase all of the options not purchased previously, whether or not the same have become exercisable, within 90 days of such termination.

     In March 1995, a wholly-owned subsidiary of the Corporation entered into an employment agreement with Mr. Dennis H. Kelly. Mr. Kelly's employment agreement, which expires in February 1998, provides for an annual salary of $120,000 plus incentives based upon performance.

     The Corporation also has deferred compensation agreements with certain key employees which provide for benefits for a term of 10 years following retirement, disability or death. These benefits vary according to the employee's corporate responsibility and the age of the employee at the date of such event. The ranges of annual benefits under the deferred compensation agreements for Messrs. Robert S. Reitman and Morton L. Reitman during the first five years of said term are $32,400 to $68,400 and $14,400 to $36,600, respectively. The amount of benefits payable to such executive officers during the second five years of the term is 75% of the benefit payable during the first five years.

     The benefits payable to Messrs. Robert S. Reitman and Morton L. Reitman under the deferred compensation agreements will be replaced with the benefits payable to them under the Corporation's 1992 Supplemental Benefit Plan (the "Supplemental Benefit Plan") upon the vesting of each such individual's rights in that plan. Vesting under the Supplemental Benefit Plan does not occur unless and until that individual has been a participant in the plan for 10 years or has attained age 65, whichever first occurs; provided, however, that a participant who becomes disabled or dies shall be vested after six years of employment by the Corporation. In addition, in the event that effective control of the Corporation changes from that management in control at the date of adoption of the Supplemental Benefit Plan, all participants immediately vest in the plan benefits. Under the Supplemental Benefit Plan, Messrs. Robert S. Reitman and Morton L. Reitman will receive $140,000 and $60,000, respectively, in annual benefits for a term of 15 years following their retirement, death or disability. In the event that either individual's rights under the Supplemental Benefit Plan fail to vest, then the benefits under the deferred compensation agreements remain payable to such non-vested individual.

                 BENEFICIAL OWNERSHIP OF CLASS A COMMON SHARES
                           AND CLASS B COMMON SHARES

     The following tables, together with the accompanying footnotes, describe the beneficial ownership of the Corporation's Class A Common Shares and Class B Common Shares as of April 28, 1995 (except as otherwise indicated) of (1) each person who was known to the Corporation to be the beneficial owner of more than five percent of the total Shares of either class issued and outstanding on such date, and (2) each current Director and nominee for election as Director, as well as all executive officers and Directors as a group. Except as otherwise indicated, the share figures shown below are based upon information supplied by the named individuals and group members described in the tables and the Corporation's records.

     As used in the tables, a person is deemed to be the beneficial owner of all shares in respect of which such person has or shares voting or investment power (regardless of whether such individual is entitled to receive any economic benefits derived from such shares). As used herein, "voting power" means the power to vote, or to direct the voting of, shares and "investment power" means the power to dispose of, or to direct the disposition of, shares. Also, included are shares which were not owned on April 28, 1995 but which can be acquired within 60 days after that date.

     As indicated specifically in the footnotes to the tables, certain Class A Common Shares and Class B Common Shares included for the named individuals in each table below are deemed to be beneficially owned by more than one of such named individuals and, as a result, have been so reported. Certain individuals listed in the tables have disclaimed beneficial ownership with respect to some of the Shares disclosed as beneficially owned under the definition set forth above.

               BENEFICIAL OWNERSHIP OF MORE THAN FIVE PERCENT OF
                CLASS A COMMON SHARES AND CLASS B COMMON SHARES

                                     AMOUNT AND NATURE OF BENEFICIAL
                                            OWNERSHIP BY CLASS
                                 ----------------------------------------
                                  CLASS A                       CLASS B
     NAME AND ADDRESS OF           COMMON       PERCENT OF       COMMON       PERCENT OF
      BENEFICIAL OWNER             SHARES         CLASS        SHARES(1)        CLASS
- - - - - - -----------------------------    ----------     ----------     ----------     ----------

David J. Golden                     908,846        41.6%         460,273         35.2%
  30195 Chagrin Boulevard            (2)(3)                        (3)(4)
  Pepper Pike, Ohio 44124

Sylvia K. Reitman                   830,606        38.0%         415,303         31.8%
  30195 Chagrin Boulevard            (3)(5)                        (3)(5)
  Pepper Pike, Ohio 44124

Estate of Miriam G. Golden          383,662(6)     17.6%         191,831(6)      14.7%
  David J. Golden and
  Sylvia K. Reitman,
  Co-executors
  30195 Chagrin Boulevard
  Pepper Pike, Ohio 44124

Dimensional Fund                    132,400(7)      6.1%          69,150(7)       5.3%
  Advisors Inc.
  1299 Ocean Avenue,
  Suite 650
  Santa Monica,
  California 90401

Lazard Freres & Co.                 108,618(8)      5.0%          79,592(8)       6.1%
  One Rockefeller Plaza
  New York, New York 10020
- - - - - - ---------------

(1) Each Class A Common Share is convertible into one Class B Common Share. Class B Common Shares issuable upon such conversion are not included. Robert
    S. Reitman, having an address at 30195 Chagrin Boulevard, Pepper Pike, Ohio 44124, beneficially owns 77,554 Class A Common Shares and 40,747 Class B Common Shares, as described in the Table of Beneficial Ownership of Executive Officers, Directors and Nominees in this Proxy Statement. Upon conversion of Mr. Reitman's Class A Common Shares into Class B Common Shares, Mr. Reitman

                                       15

    would beneficially own 118,301 Class B Common Shares, representing 9.1% of such Class.

(2) Includes 7,700 Class A Common Shares held as trustee for the benefit of Mr. Golden's son.

(3) Includes 383,662 Class A Common Shares or 191,831 Class B Common Shares, as applicable, in respect of which David G. Golden and Sylvia K. Reitman share voting and dispositive power as co-executors of the estate of Miriam G. Golden; and 178,038 Class A Common Shares or 89,019 Class B Common Shares, as applicable, in respect of which David G. Golden and Sylvia K. Reitman, acting in concert, share the right to direct the voting and disposition pursuant to the terms of the Louis B. Golden Insurance Trust u/a/d October 20, 1980.

(4) Includes 2,000 Class B Common Shares which are not owned, but can be purchased within 60 days upon the exercise of options granted under the Corporation's 1989 Incentive Stock Option Plan (the "1989 Plan"). Also includes 7,700 Class B Common Shares held as trustee for the benefit of Mr. Golden's son.

(5) Does not include 77,554 Class A Common Shares or 40,747 Class B Common Shares, as applicable, owned by Robert S. Reitman, as to which shares Mrs. Reitman disclaims beneficial ownership.

(6) The estate of Miriam G. Golden is the record owner of the Shares shown; however, the co-executors each are deemed to own beneficially all of such Shares, as reported above.

(7) Information based solely upon Schedules 13G filed by such shareholder with the Securities and Exchange Commission in January, 1995. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 132,400 Class A Common Shares and 69,150 Class B Common Shares, as applicable, as of December 31, 1994, all of which Shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, in series of the DFA Investment Trust Company, a Delaware business trust, or in the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, as to all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all of such Shares.

(8) Information based solely upon Schedules 13G filed by such shareholder with the Securities and Exchange Commission in February, 1995.


       BENEFICIAL OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND NOMINEES

                              AMOUNT AND NATURE OF BENEFICIAL
                                    OWNERSHIP BY CLASS
                         -----------------------------------------
                          CLASS A                       CLASS B
    NAME OF DIRECTOR      COMMON       PERCENT OF        COMMON        PERCENT OF
       OR NOMINEE         SHARES         CLASS        SHARES(1)(2)      CLASS(1)
- - - - - - ------------------------ ---------     ----------     ------------     ----------
James H. Berick                600         (3)              6,245          (3)
Joseph A. Campanella           500         (3)              4,145          (3)
David J. Golden            908,846(4)(5)    41.6%         460,273(4)(5)    35.2%
Robert S. Reitman           77,554(6)        3.5%          40,747(6)        3.1%
Morton L. Reitman           46,364(7)(8)     2.1%          31,466(7)(8)     2.4%
Sylvia K. Reitman          830,606(4)(9)    38.0%         415,303(4)(9)    31.8%
Thomas S. Robertson              0             0%           3,945          (3)
James C. Spira               4,800         (3)             36,400           2.8%
Steven W. Percy                  0             0%             885          (3)
Richard J. Sims              2,520         (3)             12,760          (3)
Dennis H. Kelly                  0             0%           8,200          (3)
Executive Officers,
  Directors and
  Nominees as a Group
  (14 persons)           1,881,620          86.1%       1,010,884          77.4%
- - - - - - ---------------

(1) Includes the following number of Class B Common Shares which are not owned, but can be purchased within 60 days upon the exercise of options granted under the Corporation's 1981 Performance Share Option Plan (the "1981 Plan") and 1989 Plan (and in the case of Messrs. Spira and Sims, also under their respective employment agreements): Robert S. Reitman -- 4,000; Morton L. Reitman -- 13,450; David J. Golden -- 2,000; James C. Spira -- 34,000; Richard J. Sims -- 12,000; Dennis H. Kelly -- 7,200; and all executive officers and Directors as a group -- 77,950.

(2) Each Class A Common Share is convertible into one Class B Common Share. Class B Common Shares issuable upon such conversion are not included.

(3) Less than 1%.

(4) Includes 383,662 Class A Common Shares or 191,831 Class B Common Shares, as applicable, in respect of which David G. Golden and Sylvia K. Reitman share voting and dispositive power as co-executors of the estate of Miriam G. Golden; and 178,038 Class A Common Shares or 89,019 Class B Common Shares, as

                                       17

    applicable, in respect of which David G. Golden and Sylvia K. Reitman, acting in concert, share the right to direct the voting and disposition pursuant to the terms of the Louis B. Golden Insurance Trust u/a/d October 20, 1980.

(5) Includes 7,700 Class A Common Shares and 7,700 Class B Common Shares, as applicable, held as trustee for the benefit of Mr. Golden's son.

(6) Does not include 268,906 Class A Common Shares or 134,453 Class B Common Shares, as applicable, owned by Mr. Reitman's wife or the Class A Common Shares and Class B Common Shares, as applicable, described in note (4), above, as to all of which shares Mr. Reitman disclaims beneficial ownership.

(7) Includes the 6,300 Class A Common Shares and 13,450 Class B Common Shares, as applicable, which are not owned, but can be purchased within 60 days upon the exercise of options granted under the Corporation's 1981 Plan and 1989 Plan by Morton L. Reitman.

(8) Includes 1,820 Class A Common Shares or 910 Class B Common Shares, as applicable, held as custodian for the benefit of Mr. Reitman's adult child. Does not include 1,200 Class A Common Shares or 600 Class B Common Shares, as applicable, owned by Mr. Reitman's wife, as to which shares Mr. Reitman disclaims beneficial ownership.

(9) Does not include 77,554 Class A Common Shares or 40,747 Class B Common Shares, as applicable, owned by Mrs. Reitman's husband, as to all of which shares Mrs. Reitman disclaims beneficial ownership.


                             SELECTION OF AUDITORS

     The Board of Directors of the Corporation has recommended that KPMG Peat Marwick be selected as independent auditors to examine the books, records and accounts of the Corporation and its subsidiaries for the fiscal year ending February 29, 1996. In accordance with past practice, the recommendation is being presented to holders of Class A Common Shares and Class B Common Shares for adoption or rejection at the Annual Meeting. KPMG Peat Marwick were the independent auditors of the Corporation for the fiscal year ended February 28, 1995 and are considered by the Board of Directors to be well qualified. Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers and Directors, and persons who beneficially own more than 10% of the Corporation's Common Shares, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Sylvia K. Reitman and David J. Golden have the exclusive power, acting in concert, to direct the voting and disposition of the Class A Common Shares and Class B Common Shares held by the Louis B. Golden Trust u/a/d October 20, 1980 (the "Trust"). Although such authority was determined in connection with the administration of the estate of their mother, Miriam G. Golden, such authority was deemed to have been granted on the date of Mrs. Golden's death in May, 1994. As a result, Sylvia K. Reitman, Robert S. Reitman and David J. Golden were deemed to own beneficially, and were required to report their beneficial ownership of, the shares held of record by the Trust as of the date of Mrs. Golden's death; their respective reports of beneficial ownership were filed subsequent to such date. James C. Spira reported his receipt of a stock option grant in June, 1994 subsequent to the due date for such reporting.

                                 OTHER MATTERS

     The Board of Directors knows of no matter to be presented for action at the Annual Meeting other than those described in this Proxy Statement. Should other matters come before the meeting, the Class A Common Shares and Class B Common Shares represented by proxies solicited hereby will be voted with respect thereto in accordance with the best judgment of the proxy holders.

                              GENERAL INFORMATION

CUMULATIVE VOTING

     If notice in writing is given by any holder of Class A Common Shares to the President, a Vice President or the Secretary of the Corporation, not less than forty-eight hours before the time fixed for the holding of the Annual Meeting, that such Shareholder desires that the voting with respect to the election of Directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary of the Meeting or by or on behalf of the Shareholder giving such notice, each holder of Class A Common Shares shall have the right to cumulate such voting power as he or she possesses at such election.

VOTING OF PROXIES

     Class A Common Shares and Class B Common Shares represented by properly executed Management proxies will be voted at the meeting, and if a holder of such shares has specified how the same are to be voted, they will be voted in accordance with such specification. It is intended that Class A Common Shares represented by proxies in which no specification has been made will be voted for the election of Directors and Class A Common Shares and Class B Common Shares represented by proxies in which no specification has been made will be voted for the selection of the independent auditors.

SHAREHOLDER PROPOSALS

     If a holder of Class A Common Shares or Class B Common Shares intends to present a proposal at the next Annual Meeting of Shareholders presently scheduled for June 11, 1996, it must be received by the Corporation for consideration for inclusion in the Corporation's Proxy Statement and form of proxy relating to that meeting on or before January 12, 1996.

REVOCATION OF PROXIES

     A proxy may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Revocation may be accomplished by the execution of a later proxy with regard to the same Class A Common Shares or Class B Common Shares, as the case may be, or by giving notice in writing or in open meeting.

SOLICITATION OF PROXIES

     The cost of soliciting the accompanying proxies will be borne by the Corporation. The Corporation does not expect to pay any compensation for the solicitation of proxies but may pay brokers, nominees, fiduciaries and custodians their reasonable expenses for sending proxy material to principals and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, by telephone or telegraph, or by Directors, officers and regular employees of the Corporation.

                                             By order of the Board of Directors

                                                      JAMES H. BERICK
May 12, 1995                                             Secretary

                               THE TRANZONIC COMPANIES

                             CLASS A COMMON SHARE PROXY

  P          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  R The undersigned holder of Class A Common Shares hereby appoints JAMES H. BERICK AND ROBERT S. REITMAN as Proxies, each with the
  O full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all
  X the Class A Common Shares of The Tranzonic Companies held of record by the undersigned on April 28, 1995, at the annual meeting
  Y of shareholders to be held on June 12, 1995, and at any adjournments thereof.


            Election of Directors.                                         (change of address)
            James H. Berick, Robert S. Reitman and Sylvia K. Reitman.      _________________________________________
                                                                           _________________________________________
                                                                           _________________________________________
                                                                           _________________________________________

                                                                           (If you have written in the above
                                                                           space, please mark the
                                                                           corresponding box on the reverse
                                                                           side of this card.)

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
    APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES
    IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS PROXY.
                                                                SEE REVERSE
                                                                   SIDE

/ X /       PLEASE MARK YOUR                                          SHARES IN YOUR NAME
            VOTES AS IN THIS
            EXAMPLE.

                     FOR          WITHHELD                             FOR       AGAINST     ABSTAIN
1. Election of      /    /         /    /    2. To ratify the se-     /    /     /    /      /    /    3. To vote upon such
   Directors                                    lection of KPMG                                           other business as
   (see reverse)                                Peat Marwick as                                           may properly come
                                                independent                                               before the meeting.

For, except vote withheld from the following nominee(s):
_________________________________________________________
                                                                                             THIS PROXY WHEN PROPERLY EXECUTED
                                                                                             WILL BE VOTED IN THE MANNER DIRECTED
                                                                                             HEREIN BY THE UNDERSIGNED HOLDER OF
                                                                                             CLASS A COMMON SHARES. IF NO
                                                                                             DIRECTION IS MADE, THIS PROXY
                                                                                             WILL BE VOTED FOR
                                                                                             PROPOSALS 1 AND 2.

                                                              Change  /    /
                                                                of
                                                              Address

                                                              Attend  /    /
                                                              Meeting

     SIGNATURE(S)____________________________________________________   DATE_________
     SIGNATURE(S)____________________________________________________   DATE_________
     NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
           When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                               THE TRANZONIC COMPANIES

                             CLASS B COMMON SHARE PROXY

  P          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  R The undersigned holder of Class B Common Shares hereby appoints JAMES H. BERICK AND ROBERT S. REITMAN as Proxies, each with the
  O full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all
  X the Class B Common Shares of The Tranzonic Companies held of record by the undersigned on April 28, 1995, at the annual meeting
  Y of shareholders to be held on June 12, 1995, and at any adjournments thereof.

                                                                           (change of address)
                                                                           _________________________________________
                                                                           _________________________________________
                                                                           _________________________________________
                                                                           _________________________________________

                                                                           (If you have written in the above
                                                                           space, please mark the
                                                                           corresponding box on the reverse
                                                                           side of this card.)

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
    APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES
    IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS PROXY.
                                                                SEE REVERSE
                                                                   SIDE

      / X /  PLEASE MARK YOUR                                          SHARES IN YOUR NAME
             VOTES AS IN THIS
             EXAMPLE.

                                                      FOR     AGAINST     ABSTAIN
                         A. To ratify the se-        /    /    /    /     /    /     B. To vote upon such
                            lection of KPMG                                             other business as
                            Peat Marwick as                                             may properly come
                            independent                                                 before the
                            auditors.                                                   meeting.

                                                                                         THIS PROXY WHEN PROPERLY EXECUTED WILL BE
                                                                                         VOTED IN THE MANNER DIRECTED HEREIN BY THE
                                                                                         UNDERSIGNED HOLDER OF CLASS B COMMON
                                                                                         SHARES. IF NO DIRECTION IS MADE,
                                                                                         THIS PROXY WILL BE VOTED FOR PROPOSAL A.


                                                              Change  /    /
                                                                of
                                                              Address

                                                              Attend  /    /
                                                              Meeting


       SIGNATURE(S)______________________________________________________  DATE________
       SIGNATURE(S)______________________________________________________  DATE________
       NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
             When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.